SETTLEMENT, RELEASE AND HOLD HARMLESS

THIS SETTLEMENT, RELEASE AND HOLD HARMLESS (“Agreement”) is made and entered into as of the 22nd day of April, 2021 by and between Verde Bio Holdings, Inc., a Nevada corporation (“Verde”) and GHS Investments, LLC, a Nevada limited liability company (“GHS”).

Background

A.Pursuant to various convertible promissory notes (collectively, the “Notes”), GHS has provided Verde with multiple loans (the “Loans”), including, but not limited to, the loans set forth on Appendix A.

B.The parties desire to enter into this Agreement for the purpose of settling all matters related to the Loans and the Notes and release the parties from any and all claims relating thereto.

Agreement

NOW, THEREFORE, in consideration of the mutual promises and covenants herein set forth and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties mutually agree as follows:

1.Payment.  In satisfaction of Obligations (as defined below), Verde agrees to pay GHS the amount of seven hundred fifteen thousand and no/100 dollars ($715,000) (the “Settlement Amount”), payable as follows:

(a)On or before April 23, 2021, Verde shall deliver to GHS, via wire transfer, the amount of $650,000.00, and

(b)Verde shall issue to GHS 6,500,000 shares of its common stock being issued pursuant to the Reg A filing, qualified on January 19, 2021, to be issued within 4 business days of execution of this Agreement.

2.Release of Obligations.  Upon receipt by GHS of the Settlement Amount, GHS agrees to release Verde from any and all debts, claims, obligations, loans, amounts owed and other obligations liabilities under the Loans the Notes (the “Obligations”).  Each Party acknowledges that (a) the consideration set forth in this Agreement, which includes, but is not limited to, the Settlement Amount, is in full settlement of the Obligations of whatsoever kind or character that they have, or may ever have had, against the other including, but not limited to any debts, claims, obligations or liabilities related to the Notes or the Loans.

3.Release.  Each party does hereby release and forever discharge the other party and each of their respective officers, directors, shareholders, attorneys, predecessors, successors, representatives, insurers, assignees, agents, employees and all persons acting by, through, or in any way on behalf of the Party (“Released Parties”), of and from any and all claims, debts, defenses, liabilities, costs, attorneys’ fees, actions, suits at law or equity, demands, contracts, expenses, damages, whether general, specific, punitive, exemplary, contractual or extra-contractual, and causes of action of any kind or nature which the party may now have or claim to have against the other that are related directly or indirectly to the Obligations, Loans and the Notes, including without limitation all claims or causes of action which in any way, directly or indirectly, or in any other way arises from or are connected with or which could have been asserted in connection with the Loans or Notes, and any claim, cause of action, damages, promises or demands which could have been asserted in connection therewith; and the Released Parties further covenant and agree that this Agreement may be pleaded or asserted by or on behalf of the Released Parties as a defense and complete bar to any action or claim that may be brought against or involving Released Parties by anyone acting or purporting to act on behalf of  the Party with respect to any of the matters within the scope of this Agreement excepting only the obligations of the Released Parties under this Agreement. This full and final release shall cover and shall include and does cover and does include any and all known or future damages not now known to any of the parties hereto, but which may later develop or be discovered, including the effects and consequences thereof, and including all causes of action therefore which arise out of the same facts as were alleged or could have been alleged.

4.Right of First Offer

(a)Right of First Offer. Subject to the terms and conditions of this Section 4 and applicable securities laws, if the Company proposes to offer or sell any shares of its common stock pursuant to its current offering under Regulation A (“New Securities”), the Company shall first offer such New Securities to GHS.

(b)The Company shall give notice (the “Offer Notice”) to GHS, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(c)By notification to the Company within three (3) trading days after the Offer Notice is given, GHS may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, such New Securities.  The Company shall use its reasonable best efforts to provide that closing of any sale pursuant to this Section 0 shall occur within the later of ten(10) trading days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 0.

(d)If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 0, the Company may offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice.

(a)The right of first offer set forth in this Section 4 shall terminate with respect to GHS, if GHS fails to purchase, in any transaction subject to this Section4, all of the New Securities offered GHS pursuant to this Section 4.

5.Miscellaneous.

(a)This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all negotiations, representations, prior discussions and preliminary agreements between the parties hereto relating to the subject matter of this Agreement.

(b)This Agreement shall be construed as though all parties had drafted it.

(c)This Agreement shall inure to and bind the successors, assigns, heirs, devisees, executors, administrators, and personal representatives of the respective parties hereto.

(d)Any waiver by any party hereto of any breach of any kind or character whatsoever by any other party, whether such waiver be direct or implied, shall not be construed as a continuing waiver of, or consent to, any subsequent breach of this Agreement on the part of the other party or parties.

(e)No course of dealing or performance between the parties hereto, nor any delay in exercising any rights or remedies hereunder or otherwise, shall operate as a waiver of any of the rights or remedies of any party hereto.

(f)The provisions of this Agreement are severable.  In addition, it is the intention and agreement of the parties that all of the terms and conditions hereof be enforced to the fullest extent permitted by law.

(g)This Agreement may not be modified except by an instrument in writing and signed by all the parties hereto.  All warranties, representations, indemnities, covenants and other agreements of the parties set forth herein shall survive the execution, delivery and termination of this Agreement and shall, notwithstanding the execution, delivery and termination of this Agreement, continue in full force and effect.

(h)If a legal action or other proceeding is brought because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the party that prevails by enforcing this Agreement shall be entitled to recover reasonable attorney's fees, expenses and costs incurred, both before and after judgment, in addition to any other relief to which they may be entitled.

(i)The law of the State of Nevada shall govern this Agreement for all purposes.

(j)This Agreement may be executed in any number of counterparts and/or telecopied counterparts, each of which, when executed and delivered, will be deemed an original, but all of which will together constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have signed and executed this Agreement to be effective as of the date first above written.

VERDE BIO HOLDINGS, INC.:

By:

Name:

Its:

GHS INVESTMENTS, LLC

By:

Name:

Its:

APPENDIX A

Note Date	Amount of P&I	Principal	Interest	Premium	Rare
11/3/2020	$36,572.60	$35,000.00	$1,572.60	$45,715.75	25%
9/10/2020	$37,090.41	$35,000.00	$2,090.41	$48,217.53	30%
5/28/2020	$21,769.86	$20,000.00	$1,769.86	$32,654.79	50%
3/25/2020	$14,378.36	$13,000.00	$1,378.36	$21,567.53	50%
1/23/2020	$75,994.25	$68,000.00	$7,994.25	$113,991.37	50%
1/14/2020	$39,391.78	$35,000.00	$4,391.78	$59,087.67	50%
11/13/2019	$32,209.66	$28,193.11	$4,016.55	$48,314.49	50%
9/12/2019	$38,261.92	$33,000.00	$5,261.92	$57,392.88	50%
3/15/2019	$43,476.16	$36,000.00	$7,476.16	$65,214.25	50%
10/4/2017	$11,744.83	$11,690.38	$54.45	$17,617.25	50%
7/12/2017	$96,625.22	$55,000.00	$41,625.22	$144,937.83	50%
3/15/2017	$26,797.73	$15,000.00	$11,797.73	$40,196.59	50%
2/17/2017	$13,329.32	$10,000.00	$3,329.32	$19,993.97	50%

Total	$487,642.10	$394,883.49	$92,758.61	$714,901.92